UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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DIRECT INSITE CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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DIRECT INSITE CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 29, 2013

To our Stockholders:

An annual meeting of stockholders will be held at the Riverside Hotel, 620 East Las Olas Blvd., Fort Lauderdale, FL 33301 on Wednesday, May 29, 2013, beginning at 9:00 a.m. EDT. At the meeting, you will be asked to vote on the following matters:

1.	Election of directors in Class II to hold office until the 2016 Annual Meeting of Stockholders.
2.	Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2013.
3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.
4.	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers.
5.	Any other matters that properly come before the meeting.

The above matters are set forth in the proxy statement attached to this notice to which your attention is directed.

If you are a stockholder of record at the close of business on April 8, 2013, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about April 15, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 29, 2013.  The Proxy Statement and Annual Report on Form 10K are available at www.proxyvote.com for registered holders and for beneficial owners.

By Order of the Board of Directors,

/s/ Philip Summe
Philip Summe
Chairman of the Board of Directors

Dated:	April 15, 2013
Ft. Lauderdale, Florida

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING, FILING A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE MEETING AND VOTING IN PERSON.

DIRECT INSITE CORP.
500 East Broward Boulevard
Suite 1550
Ft. Lauderdale, FL  33394

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 29, 2013

This proxy statement is being furnished to the holders of common stock, par value $0.0001, per share (the “common stock”) of Direct Insite Corp. (the “Company”) in connection with the solicitation by and on behalf of its board of directors (the “Board”) of proxies for use at the Annual Meeting of Stockholders. Our Annual Meeting of Stockholders will be held on Wednesday, May 29, 2013, at the Riverside Hotel, 620 East Las Olas Blvd., Fort Lauderdale, FL 33301 at 9:00 A.M. EDT.  This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting. This notice and proxy statement is first being mailed to stockholders on or about April 15, 2013.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting on the following:

•	election of Class II directors;
•	ratification of the appointment of our independent registered public accounting firm;
•	approval, on an advisory basis, of the compensation of the Company’s named executive officers;
•	approval, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers; and
•	any other matters that properly come before the meeting.

Who is entitled to vote at the meeting?

You may vote if you were a stockholder of record as of the close of business on April 8, 2013. Each share of common stock entitles the holder thereof, to one vote.

How do I vote?

You can vote in two ways:

•	by attending the meeting in person; or
•	by completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, (2) filing with our corporate secretary (Corporate Secretary, Direct Insite Corp., 500 East Broward Boulevard, Suite 1550, Ft. Lauderdale, FL 33394) a written notice revoking your proxy, or (3) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominees for director described herein, and FOR the ratification of the appointment of Marcum LLP as our independent registered public accountants, FOR the approval of the compensation of the Company’s named executive officers and FOR the approval of an advisory vote on the compensation of the Company’s named executive officers every three years.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Manhattan Transfer Registrar Company, (631) 928-7655.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm.  Under current rules of the New York Stock Exchange to which its members are subject, brokerage firms holding shares of common stock in “street name” may vote, in their discretion, on behalf of their clients if such clients have not furnished voting instructions with respect to ratification of the selection of the Company’s independent registered public accounting firm, but not with respect to the election of directors or any of the other proposals. Such voted shares are counted for the purpose of establishing a quorum.  A broker non-vote occurs when a broker cannot exercise discretionary voting power and has not received instructions from the beneficial owner.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. Proxies submitted that contain abstentions or broker non-votes will be deemed present at our meeting. In order for us to conduct our meeting, a majority of the combined voting power of our outstanding common stock as of the close of business on April 8, 2013, must be present at the meeting. This is referred to as a quorum. On April 8, 2013, there were 12,338,469 shares of common stock issued and outstanding.  The holders of common stock vote as a single class.

What vote is required to approve each item?

Directors are elected by a plurality of the votes cast.  This means that the nominee for a director with the most votes, or if there are two or more nominees for a class, the two nominees with the most votes for such class will be elected to fill the available vacancies for such class. Shares that are not voted, either because you marked your proxy card to withhold authority to vote for one or more nominees for director or because they are considered broker non-votes, will not be counted for the purpose of electing directors.

The ratification of the appointment of Marcum LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the total number of shares cast on the proposal (whether in person or by proxy) by holders entitled to vote on such proposal, assuming a quorum is present at the meeting.  An abstention will be counted as a vote against that proposal.

The approval of the compensation of the Company’s named executive officers and the frequency of future advisory votes on the compensation of the Company’s named executive officers each require the affirmative vote of a majority of the total number of shares cast on such proposals (whether in person or proxy) by holders entitled to vote on such proposals, assuming a quorum is present at the meeting.  Shares that are not voted, either because you marked your proxy card to withhold authority to vote for such proposals or because they are considered broker non-votes, will not be counted for purposes of approving such proposals.

Our officers and directors beneficially own 61% of the voting power associated with our common stock.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder, the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities are required to file with the SEC reports of their ownership of, and transactions in, the Company’s common stock.  The Company has determined that, during the fiscal year ended December 31, 2012, Messrs. Lisiak and Yesner inadvertently failed to file a Form 3, and Messrs. Oakes, Leap and Yesner inadvertently failed to file a Form 4 to report one grant of options.  In addition each of the Company’s non-management directors inadvertently failed to file a Form 4 to report one annual grant of restricted stock and four quarterly grants of restricted stock received in lieu of cash director fees.  The Company has also determined that during the fiscal year ended December 31, 2011, each of the Company’s non-management directors inadvertently failed to file a Form 4 to report one annual grant of restricted stock and four quarterly grants of restricted stock received in lieu of cash director fees.  All of these filings have now been made.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of common stock of the Company, as of March 20, 2013 of (i) each person known by the Company to beneficially own more than 5% of the total number of shares of common stock outstanding, based solely on filings with the Securities and Exchange Commission (“SEC”), (ii) each of the Company’s executive officers and directors and nominees for director and (iii) all of the Company’s executive officers and directors as a group.  Except as otherwise indicated, all shares are beneficially owned, and the persons named as owners hold sole investment and voting power.

Name of Beneficial Owner(1)	Amount of Common Stock Beneficially Owned	Rights to Acquire Beneficial Ownership Through Exercise of Options and Warrants Within 60 Days	Total Beneficially Owned as % of Outstanding Shares (2)
Metropolitan Venture Partners II, L.P. (3)	2,361,185	–	18.4%
S.A.V.E. Partners III, LLC (4)	803,048	–	6.3%
James Cannavino (5)	2,474,391	64,564	20.3%
John J. Murabito (6)	239,437	18,178	2.0%
Paul Lisiak (7)	2,399,839	12,801	18.8%
Thomas C. Lund (8)	714,644	14,564	5.7%
Philip Summe (9)	106,773	40,166	1.1%
Craig W. Thomas (10)	820,877	14,564	6.5%
Matthew Oakes	487,145	142,500	5.0%
Arnold Leap	331,331	–	2.7%
Jeff Yesner	–	–	*
All Officers and Directors as a Group (9 persons)	7,574,437	307,337	61.3%
* = Less than 1%

Footnotes
(1)	Unless otherwise indicated, the address of each person named in the table is c/o Direct Insite Corp., 500 East Broward Blvd., Suite 1550, Fort Lauderdale, FL 33394
(2)
Based upon 12,491,511 shares of common stock outstanding as of March 20, 2013, plus outstanding options, warrants, deferred stock and restricted stock grants that are exercisable within 60 days of March 20, 2013.

(3)
The address of Metropolitan Venture Partners II, L.P. (“MetVP”) is 590 Madison Avenue, 34th Floor, New York, NY 10022.  Amount includes 45,395 shares of common stock owned directly by Metropolitan Venture Partners Corp.

(4)	The address of S.A.V.E. Partners III, LLC is 500 West Putnam Avenue, Suite 400, Greenwich, CT 06830.
(5)	Includes 102,604 shares of restricted stock that have fully vested but not been issued and 64,564 shares of restricted stock that are expected to vest within 60 days.
(6)	Includes 99,437 shares of restricted stock that have fully vested but not been issued and 18,178 shares of restricted stock that are expected to vest within 60 days.
(7)
Includes 2,361,185 shares of common stock held by MetVP, with which Mr. Lisiak is Managing Director, 38,654 shares of restricted stock that have fully vested but not been issued and 12,801 shares of restricted stock that is expected to vest within 60 days.

(8)	Includes 60,911 shares of restricted stock that have fully vested but not been issued, and 14,564 shares of restricted stock that are expected to vest within 60 days.
(9)	Includes 91,773 shares of restricted stock that have fully vested but not been issued, and 40,166 shares of restricted stock that are expected to vest within 60 days.
(10)
Includes 803,048 shares of common stock held by S.A.V.E. Partners III, LLC, of which Mr. Thomas is Managing Director, 12,783 shares of restricted stock that have fully vested but not been issued, and 14,564 shares of restricted stock that are expected to vest within 60 days.

PROPOSAL ONE

ELECTION OF CLASS II DIRECTORS

Our by-laws provide for a Board consisting of not less than three or more than seven directors. Our Board currently consists of seven directors.  The Board has three classes of directors: Class I directors, whose terms will expire in 2015; Class II directors, whose terms will expire at this Annual Meeting; and Class III directors, whose terms will expire in 2014.  Each director will hold office until the next annual meeting where directors of his class are to be elected or until his earlier resignation, removal or death.  The Governance and Nominating Committee of the Board has nominated the following individuals for election as Class II directors to serve until the 2016 Annual Meeting of Stockholders: (i) Thomas Lund; (ii) John Murabito; and (iii) Matthew E. Oakes.

Assuming a quorum is present, the three nominees for director with the most votes will be elected to fill the available vacancies for such class. Consequently, any shares not voted at the meeting, whether by abstention or otherwise, will not be counted for the purpose of electing directors. Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as directors of the nominees identified above unless any such nominee is unavailable, in which event such shares will be voted for a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE NOMINEES FOR DIRECTOR

Nominee Information

The following table sets forth information regarding the nominees for director:

Name	Age	Position	Director Since
Thomas Lund(2)(3)	69	Member of the Board of Directors	2011
John Murabito(1)(3)	57	Member of the Board of Directors	2011
Matthew E. Oakes	50	President, Chief Executive Officer and Member of the Board of Directors	2012

(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Governance and Nominating Committee

Thomas C. Lund has been a director since May 2011 and is the founder and Chief Executive Officer of Lund Capital Group, a private commercial real estate company that has holdings in various regions across the U.S.  Prior to founding Lund Capital Group in 2000, Mr. Lund, in 1981, founded Customer Development Corporation (CDC), a company specializing in database management and marketing for financial institutions and other various companies around the world and that he sold in 1998.  Mr. Lund is widely known as a pioneer of database marketing.  In 1987, CDC was honored by Inc. Magazine as the 8th fastest growing privately held company in the country.  Mr. Lund, who is credited worldwide with many technical and creative innovations in the database marketing industry, also received the coveted “High-Tech Entrepreneur of the Year” award by Entrepreneur Magazine.  In addition to Mr. Lund’s business interests, he and his wife are active philanthropists. Mr. Lund brings to the Board extensive experience in marketing and business growth, which is especially important as the Company seeks to expand its customer base.

John J. Murabito has been a director since May 2011 and served as Chairman of the Board from May 2011 to May 2012.  From November 2001 through February 2011, Mr. Murabito was Chief Executive Officer of Hapoalim Securities USA, Inc. and its predecessor companies, including Investec (US) Inc., an affiliate of the Investec Group, an international banking group.  In his role as CEO of Investec (US) Inc., Mr. Murabito oversaw a firm with approximately 1,000 employees and $1 billion of assets.  Mr. Murabito successfully restructured the company’s US operations, including the acquisition and disposition of businesses, to enhance stockholder value.  Mr. Murabito was a Managing Director in Information Technology at the National Securities Clearing Corporation and served as deputy CIO for this essential US securities industry clearing utility.  Previously, Mr. Murabito was a general partner in the investment advisor Weiss Peck & Greer responsible for information technology and portfolio administration.  Mr. Murabito spent ten years with the investment bank Dillon Read & Company, including as Chief Information Officer.  Mr. Murabito earned an MBA from the Wharton School at the University of Pennsylvania.  Mr. Murabito’s nearly thirty years of experience with investment banking and operations bring to the Board strong and effective knowledge of corporate governance, executive management and finance.

Matthew E. Oakes was appointed to the position of Chief Executive Officer on May 25, 2011 and has served as President since March 2009.  He previously held the position of Executive Vice President and Chief Operating Officer from August 2006, and Executive Vice President – Client Services since November of 2002.  Prior to his joining the Company, Mr. Oakes served for three years as the Chief Operating Officer for Direct Media Networks a New York based e-commerce and technology company.  He held executive positions in Westinghouse Communities Inc. including Managing Director of Operations.  Mr. Oakes received a Juris Doctorate of Law from Nova Southeastern University and a Bachelor’s Degree in Business from Cornell University.  Prior to attending Cornell University, he served with the United States Marine Corps in the Special Operations Group of the 3rd Marine Division and as a Marine Drill Instructor at the Marine Corp Recruit Depot, Paris Island, South Carolina.  As President and Chief Executive Officer, Mr. Oakes brings to the Board an intimate knowledge of the Company’s business and a management perspective.

Continuing Director Information

The following table sets forth information regarding our directors whose terms continue after the 2013 Annual Meeting.  The terms for directors in Class I expire at the 2015 Annual Meeting, and the terms for directors in Class III expire at the 2014 Annual Meeting.

Name	Age	Position	Director Since	Class
James A. Cannavino(3)	68	Member of the Board of Directors	2000	I
Paul Lisiak(1)(2)(3)	39	Member of the Board of Directors	2012	III
Philip Summe	43	Chairman of the Board	2011	I
Craig W. Thomas(1)(2)	38	Member of the Board of Directors	2011	III

(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Governance and Nominating Committee

Class I Directors – Terms Expiring at the 2015 Annual Meeting

James A. Cannavino has been a director since March 2000, served as Chairman of the Board from March 2000 to May 2011 and as Chief Executive Officer from December 2002 to May 2011.  From September 1997 to April 2000 he was the non-executive Chairman of Softworks, Inc. (a then wholly owned subsidiary of the Company), which went public and was later sold to EMC.  Mr. Cannavino was also the Chief Executive Officer and Chairman of the Board of Directors of CyberSafe, Inc., a corporation specializing in network security, from April 1998 to July 2001.  In August, 1995, he was appointed as President and Chief Operating Officer of Perot Systems Corporation and in 1996 was elected to serve as Chief Executive Officer through July 1997.  Prior to that, he served as a Senior Vice President at IBM, responsible for strategy and development.  Mr. Cannavino held various positions at IBM for over thirty years beginning in 1963. He also served on the IBM Corporate Executive Committee and Worldwide Management Council, and on the Board of IBM’s integrated services and solutions company.  Mr. Cannavino presently serves on the Boards of the National Center for Missing and Exploited Children, the International Center for Missing and Exploited Children, and Verio.  He recently was Chairman of the Board of Marist College in Poughkeepsie, New York and continues to serve on the Board.  Mr. Cannavino brings to our Board knowledge and experience regarding our history and operations and, generally, the computer software industry, finance and capital markets.

Philip Summe has been our Chairman of the Board since May 2012 and a director since May 2011.  Mr. Summe is the Portfolio Manager of Crossfields Capital Management, a firm he founded in 2005 which invests in small-cap, deep-value companies.  From 2002 to 2004, Mr. Summe was a General Partner for Gabriel Venture Partners, a venture capital fund focused on leading investments in technology companies.  At Gabriel, Mr. Summe led and structured investments, including in LVL7 Systems, Inc., where he served as chairman of the board.  From 1998 to 2001, Mr. Summe was a Principal with J.P. Morgan Partners (formerly Chase Capital Partners) and Flatiron Partners where he led the software initiatives and served on numerous boards.  From 1996 to 1998, Mr. Summe was an investment banker with Deutsche Morgan Grenfell’s technology investment banking group.  He provided financing and M&A advice to companies.  From 1991 to 1994, Mr. Summe was a Senior Consultant with Accenture and worked for Convergys Systems from 1989 to 1991.  Mr. Summe received an MBA with Honors from the University of Chicago Graduate School of Business and a BS in Applied Physics with Honors from Xavier University.  Mr. Summe brings to our Board experience investing in and growing small cap companies, as well as a background in technology finance.  His experience of several years of soliciting views of stockholders on behalf of Owners Research Group also make him an effective voice for stockholder interests.

Class III Directors – Term Expiring at the 2014 Annual Meeting

Paul Lisiak is a Managing Director of Metropolitan Venture Partners, a venture capital firm he co-founded in 1999.  In his role, Mr. Lisiak negotiates and manages investments, as well as oversees the financial and operational management of the firm.  Mr. Lisiak is also the Managing Partner of Metropolitan Equity Partners, which employs a special situation investment strategy with a particular focus on financial services. Prior thereto, he was a member of the Global High Yield team at Lazard Asset Management.  Mr. Lisiak received a BA in Economics from the University of Pennsylvania.  He currently serves as a board member of Capital Payments and Creditmax Holdings and is the chairman of Reed Energy.  Mr. Lisiak brings to our Board experience in finance and management oversight, as well as the perspective of the Company’s largest outside stockholder, whom he represents.

Craig W. Thomas has been a director since May 2011 and is a co-founder of Shareholder Advocates for Value Enhancement (S.A.V.E.) and a Managing Member of S.A.V.E. Partners III, LLC and S.A.V.E. Partners IV, LLC.   Mr. Thomas served as Director of Research at S.A.C. Capital Advisors from 2007 to 2008 and was a Portfolio Manager at S.A.C. Capital Advisors from 2005 to 2007.  Mr. Thomas was a Director at CR Intrinsic Investors, an affiliate of S.A.C. Capital Advisors, from 2004 to 2005, and he was a Research Analyst at S.A.C. Capital Advisors from 2003 to 2004.  Prior to earning his MBA, Mr. Thomas was an Analyst at Goff Moore Strategic Partners and Rainwater, Inc. from 1999 to 2001 and an Associate at The Boston Consulting Group, Inc. from 1997 to 1999.  Mr. Thomas is a former director of Laureate Education, Inc. Mr. Thomas earned his A.B. at Stanford University and earned his MBA from the Graduate School of Business at Stanford University.  Mr. Thomas brings to the Board valuable experience in investment management, public company oversight and stockholder advocacy.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Directors’ Compensation

The compensation of the directors, other than the Chairman of the Board, includes an annual fee of $10,000 payable in cash.  In lieu of cash, a director may elect to receive stock, distributed quarterly in arrears, with the number of shares distributed each quarter determined by dividing $2,500 by the average closing price in the last five trading days of each respective quarter.  At the beginning of each calendar year, directors additionally receive $10,000 in restricted stock vesting daily over two years, with the number of shares equal to $10,000 divided by the average closing price of the stock in the five prior trading days to year-end.  Committee members each receive an additional annual fee of $7,500 distributed quarterly in arrears, which may be paid in cash or, at the director’s election, stock, with the number of shares distributed each quarter determined by dividing $1,875 by the average closing price in the last five trading days of each respective quarter.  Committee chairs are paid $12,500 annually for their Committee work.

The Chairman of the Board receives total annual fees of $30,000 payable in cash, or stock at his election, and $30,000 in restricted stock, under the same terms as the annual fees and stock grants as the other Directors above.

Mr. Oakes, the Company’s Chief Executive Officer, does not receive compensation for serving on the Board of Directors.

In January 2008, the Company adopted a Deferred Compensation Plan for directors whereby the directors may elect to defer their compensation to January 15th of the year following the termination of their service as a director.  The Company also reimburses directors for reasonable expenses incurred in attending Board and Committee meetings.

The following table provides the compensation earned by our Directors for the year ended December 31, 2012:

Name		Fees Earned or Paid in Cash ($)	Stock Awards ($)	Nonqualified Deferred Compensation Earnings ($)	Total ($)
Philip Summe (1)	2012	--	$22,000	$30,000	$52,000
James A. Cannavino(2)	2012	--	$10,000	$18,000	$28,000
Paul Lisiak (3)	2012	--	$6,000	$23,000	$29,000
Thomas C. Lund (4)	2012	--	$10,000	$25,000	$35,000
John J. Murabito (5)	2012	--	$18,000	$30,000	$48,000
Craig W. Thomas (6)	2012	$31,000	$10,000	--	$41,000
Michael Levin (7)	2012	$3,874	$10,000	--	$13,874

Footnotes
(1)
Mr. Summe was a Director, Chairman of the Governance and Nominating Committee and member of the Audit Committee from May 25, 2011 to May 21, 2012.  Mr. Summe has been the Chairman of the Board of Directors since May 21, 2012.  As of December 31, 2012, Mr. Summe had 95,354 shares of deferred and non-issued stock.

(2)
Mr. Cannavino has been a Director since 2000 and a member of Governance and Nominating Committee from May 25, 2011 through December 31, 2012.  As of December 31, 2012, Mr. Cannavino had 104,973 shares of deferred and non-issued stock.

(3)
Mr. Lisiak has been a Director, member of the Audit Committee, Compensation Committee, and Chairman of the Governance and Nominating Committee since May 21, 2012.  As of December 31, 2012, Mr. Lisiak had 39,260 shares of deferred and non-issued stock.

(4)
Mr. Lund was a Director and member of the Compensation Committee from May 25, 2011 to December 31, 2012.  Mr. Lund has been a member of the Governance and Nominating Committee from January 1, 2012 to December 31, 2012.  As of December 31, 2012, Mr. Lund had 63,280 shares of deferred and non-issued stock.

(5)
Mr. Murabito has been a Director and member of the Governance and Nominating Committee from May 25, 2011 to December 31, 2012.  Mr. Murabito has been Chairman of the Audit Committee from May 21, 2012 to December 31, 2012.  As of December 31, 2012, Mr. Murabito had 105,420 shares of deferred and non-issued stock.

(6)
Mr. Thomas was a Director, Chairman of the Compensation Committee and member of the Audit Committee from May 25, 2011 to December 31, 2012.  As of December 31, 2012, Mr. Thomas had 20,198 shares of deferred and non-issued stock.

(7)
Mr. Levin was the Director designate of MetVP and as such, all of his Director’s fees were assigned and paid to MetVP.  Mr. Levin resigned and ceased serving as a member of the Board of Directors on May 20, 2012.  As of December 31, 2012, Mr. Levin had 55,181 shares of deferred and non-issued stock.  The Company will be issuing the shares during the year ended December 31, 2013.

Board Meetings and Attendance

Our Board held eight meetings during our fiscal year ended December 31, 2012.  A quorum of directors was present, either in person or telephonically, for all such meetings.  Actions were also taken during the year by the unanimous written consent of the directors.  During 2012, all directors attended at least 75% of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which they served.  All of the directors attended the 2012 Annual Meeting of Stockholders on May 21, 2012.

Director Independence

The Board has affirmatively determined that each director other than Mr. Oakes is independent under the independence standards set forth in NASDAQ Listing Rule 5605(a)(2).  As discussed below, the Board has standing Audit, Compensation, and Governance and Nominating Committees, each of whose members is also independent under the independence standards set forth in NASDAQ Listing Rule 5605(a)(2).

Audit Committee and Audit Committee Financial Expert

From January 1, 2012 to May 21, 2012, the Audit Committee consisted of Philip Summe, Craig Thomas (Chairman), and John Murabito.  From May 21, 2012 to December 31, 2012, the Audit Committee consisted of John Murabito (Chairman), Paul Lisiak and Craig Thomas.  The members of the Audit Committee have substantial experience in assessing the financial performance of companies, gained not only through being members of the Company’s Board and Audit Committee, but also from serving in various finance-related capacities in other companies or governmental agencies.  As a result, each member of the Audit Committee has an understanding of generally accepted accounting principles in the United States and the preparation of financial statements. In addition, the Board determined that each of Messrs. Murabito, Lisiak and Thomas qualify as an Audit Committee Financial Expert, as that term is defined in applicable regulations of the SEC.  The charter of the Audit Committee is available on the Company’s website, http://www.directinsite.com/charter-of-the-audit-committee/. The Audit Committee held five meetings during 2012.

Governance and Nominating Committee

The Governance and Nominating Committee assists the Board in fulfilling its responsibilities relating to director nominations and corporate governance matters.  The Governance and Nominating Committee’s primary responsibilities and duties are to: (i) identify individuals qualified to become directors and recommend that the Board select such individuals for all directorships to be filled by the Board or by the stockholders; (ii) develop and recommend to the Board a set of corporate governance principles applicable to the Company; and (iii) otherwise take a leadership role in shaping the corporate governance of the Company.  From January 1, 2012 to May 21, 2012, the Governance and Nominating Committee consisted of Philip Summe (Chairman), Thomas Lund, James A. Cannavino and John J. Murabito.  From May 21, 2012 to December 31, 2012, the Governance and Nominating Committee consisted of Paul Lisiak (Chairman), Thomas Lund, James A. Cannavino and John J. Murabito.  The charter of the Governance and Nominating Committee is available on the Company’s website, http://www.directinsite.com/charter-of-the-nominatingcorporate-governance-committee/.  The Governance and Nominating Committee held one meeting during 2012.

Compensation Committee

Our Compensation Committee annually establishes, subject to the approval of the Board and any applicable employment agreements, compensation that will be paid to our executive officers during the applicable fiscal year, and administers our equity compensation plans.  From January 1, 2012 to May 21, 2012, the Compensation Committee consisted of Craig W. Thomas (Chairman), Michael Levin (who resigned from the Board effective May 21, 2012) and Thomas C. Lund. From May 21, 2012 to December 31, 2012, the Compensation Committee consisted of Craig W. Thomas (Chairman), Paul Lisiak and Thomas C. Lund.  The charter of the Compensation Committee is available on our website, http://www.directinsite.com/charter-of-the-compensation-committee/.  The Compensation Committee held two meetings during 2012.

Consideration of Director Nominees

The Governance and Nominating Committee is responsible for evaluating and making recommendations to the Board concerning the appropriate size and needs of the Board with the objective of maintaining the necessary experience, skills and independence of the Board.  The Governance and Nominating Committee and the Board believe that experience as a leader of business or institution, sound judgment, effective interpersonal and communication skills, strong character and integrity, and expertise in the Company’s business are important attributes in maintaining the effectiveness of the Board.  As a matter of practice, the Governance and Nominating Committee and the Board consider the diversity of backgrounds and experience of prospective directors in evaluating and making decisions regarding Board composition in order to facilitate Board deliberations that reflect a broad range of perspectives.

In selecting director candidates for election at annual meetings of stockholders, the Governance and Nominating Committee first considers the incumbent directors whose terms expire at the upcoming annual meeting.  The Company believes that the continuing service of qualified incumbent directors promotes stability and provides continuity to the Board, enabling the Board to work collectively and to have a unique insight into the Company’s affairs.  The Governance and Nominating Committee examines the qualifications and performance of the incumbent directors who desire to continue their service.  In particular, as to each incumbent director, the Committee considers whether or not the director continues to satisfy the qualifications for director candidates and determines whether or not there exist any special, countervailing considerations against re-nomination of any director.  If the Governance and Nominating Committee determines that an incumbent director continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, that the incumbent director should not be re-nominated, the Governance and Nominating Committee will, absent special circumstances, propose that such incumbent director for re-election.

The Governance and Nominating Committee will solicit recommendations for director nominees from persons that the Governance and Nominating Committee believes are likely to be familiar with qualified candidates.  These persons may include current members of the Board, including members of the Governance and Nominating Committee, and management of the Company.  The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates.  If a search firm is engaged, the Governance and Nominating Committee will set the fees and scope of the engagement.  The Governance and Nominating Committee will also, where appropriate, honor the contractual right of Metropolitan Venture Partners, one of the Company’s largest outside stockholders, to designate a Board representative.

In making its selection, the Governance and Nominating Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, except that the Governance and Nominating Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the amount of shares held and the length of time that the recommending stockholder has been a stockholder of the Company.  While the Governance and Nominating Committee has not established a minimum number of shares that a stockholder must own in order to present a recommendation for consideration, or a minimum length of time during which the stockholder must own its shares, the Committee will take into account whether or not the recommending stockholder intends to continue holding its equity interest at least through the time of the annual meeting for which such director nominee is being recommend for election.

The Governance and Nominating Committee has adopted procedures to be followed by stockholders in submitting recommendations of candidates for directors.  Pursuant to these procedures, a stockholder (or group of stockholders) wishing to submit a nominating recommendation for an annual meeting of stockholders should arrange to deliver it to the Company not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders.  All stockholder nominating recommendations should be in writing, addressed to the “Governance and Nominating Committee” in care of the Company’s Chief Financial Officer at the Company’s principal  office, 500 East Broward Boulevard, Suite 1550, Ft. Lauderdale, FL 33394.  Submissions should be made by mail, courier or personal delivery. A nominating recommendation should be accompanied by the following information concerning each recommending stockholder:

•	The name and address, including telephone number, of the recommending stockholder;
•	The number of shares owned (beneficially or of record) by the recommending stockholder and the time period for which such shares have been held;
•	A statement from the stockholder as to whether the stockholder has a good-faith intention to continue to hold the reported shares through the date of the Company’s next annual meeting of stockholders;
•	Sufficient information about the proposed nominee for the Governance and Nominating Committee to make an informed decision regarding the qualifications of the proposed nominee;
•	Any relationship between the proposed nominee and the recommending stockholder; and
•	Such other information as the Governance and Nominating Committee may reasonably request.

The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Governance and Nominating Committee, if the Governance and Nominating Committee chooses to do so in its discretion (and the recommending stockholder must furnish the nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director of the Company.

Board Leadership Structure

The current leadership structure of the Company provides for the separation of the roles of the Chief Executive Officer and the Chairman of the Board.  The Company believes that this structure is most appropriate for the Company, since the two positions serve different functions. The Company’s Chairman provides leadership as Chairman of the Board and strategic oversight of the Company, and is particularly suited for this position, given his experience in executive management, finance and corporate governance.  The Company’s Chief Executive Officer is responsible for the day-to-day supervision, management and control of the business and affairs of the Company.  In support of the independent oversight of management, the non-management directors routinely meet and hold discussions without management present.  The Board regularly reviews the Company’s leadership structure.

As part of its strategic function, the full Board is responsible for oversight of risk, and regularly addresses aspects of risk management with the Company’s executive officers.  These include customer concentration, the efficacy of the Company’s sales and marketing programs and the reliability of its financial and accounting functions.

MANAGEMENT

The following sets forth certain information with respect to the Company’s executive officers and key employees (other than Matthew E. Oakes, for whom information is set forth above under the heading “Nominee Information”):

Name	Age	Position
Matthew E. Oakes	50	President and Chief Executive Officer
Jeff Yesner	42	Chief Financial Officer, Secretary and Treasurer
Arnold Leap	45	Executive Vice President Channel Sales and Chief Technology Officer
Joan Foley	54	Vice President Sales

Executive Officers

Jeff Yesner, joined the Company as its Chief Financial Officer, Secretary and Treasurer in December 2012.  Prior to joining the Company, since July 2012, Mr. Yesner was a consultant with Steven Douglas Associates, working as an interim chief financial officer for a consumer products manufacturer and distributor.  From September 2011 through July 2012, Mr. Yesner was Chief Financial Officer of Options Media Group Holdings, Inc. (OTCBB: OPMG), a leading provider of mobile applications software.  Before that, from July 2006 through August 2011, he was first the Vice President of Finance and then Chief Accounting Officer of Medical Staffing Network Holdings, Inc., one of the largest diversified healthcare staffing companies in the United States.  Mr. Yesner is a Certified Public Accountant.

Arnold Leap has been Executive Vice President and Chief Technology Officer since November 2000.  Since January 2012 Mr. Leap has served in the additional role of EVP Channel Sales, and prior to that served as EVP Sales and Marketing.  From March 1998 until November 2000 he held the position of Chief Information Officer.  Mr. Leap originally was hired in February 1997 as the Company’s Director of Development and Engineering and held the position until March 1998.  Prior to his joining Direct Insite, Mr. Leap was the MIS Manager/Director of AMP Circuits, Inc., and a subsidiary of AMP, Inc. from 1993 to February 1997.  His responsibilities at AMP Circuits, Inc. included day-to-day information systems operation as well as the development and implementation of a consolidated ERP and financial system.  Mr. Leap earned his Bachelor’s Degree from New York Institute of Technology with a major in Computer Science and a minor in Business Administration.

Key Employees

Joan Doyle Foley joined the Company as Vice President of Sales in January 2012.  Prior to joining the Company Ms. Foley was an independent sales and strategy consultant for early stage application software companies from 2010 to December 2011.  From 2009 to 2010 she held the position of Vice President of Worldwide Sales at Firstrain, Inc., a SaaS provider of an analytic application for gathering customer intelligence from the web.  Ms. Foley was a founder, CEO and Vice President of Sales for APT Intelligence, a SaaS provider of an analytic application for the property management industry from 2006 to 2009.  Prior thereto, Ms. Foley was Vice President of Sales at Valchemy, Inc. (subsequently acquired by IBM Global Services in 2006), a SaaS provider of an application for managing mergers and acquisitions, and Vice President of Sales at SuccessFactors, Inc. (acquired by SAP in 2012), a provider of SaaS human resource applications.  She previously held sales and executive sales management positions with Hyperion Solutions, Oracle Corporation and IBM.  Ms. Foley earned her Bachelor of Science degree in Engineering from Michigan State University.

Executive Compensation

Our Executive Compensation Decision Process

Overview

Our Compensation Committee reviews and approves the corporate goals and objectives with respect to the compensation for the executive officers, including the Chief Executive Officer. In its discretion, the Compensation Committee may establish cash or equity incentive programs and otherwise award cash bonuses or equity-based awards to executive officers and key employees.  Annual incentive compensation to our executive officers is payable pursuant to contractual provisions with certain executives that provide eligibility to receive discretionary bonuses, and for certain executive equity-based awards, at the sole discretion of the Board of Directors. The Board’s decisions in such matters have been delegated from time to time to the Compensation Committee.  In connection with its review of compensation matters for the Company’s executive officers, the Compensation Committee considers the executives’ performance, economic and business conditions affecting the Company, the financial condition of the Company and reviews information regarding the compensation of similarly situated executives at peer companies. The Compensation Committee either makes such awards or makes recommendations to the Board with respect to the amounts of such awards based on the foregoing criteria.

Role of Executive Officers in Setting Compensation Decisions

Regarding most compensation matters, the Chief Executive Officer has historically provided recommendations to the Compensation Committee relying on his personal experience with respect to evaluating the contribution of our other executive officers. Mr. Oakes, our Chief Executive Officer is involved in compensation recommendations, with input from our Chief Financial Officer, as it relates to the compensation of other key employees.  The Compensation Committee considers, but retains the right to reject or modify, such recommendations.  Although the Chief Executive Officer may attend a portion of the meetings of the Compensation Committee, neither he nor any other member of management may be present during executive sessions of the Compensation Committee. Moreover, the Chief Executive Officer may not be present when decisions with respect to his compensation are made. On more than one occasion, the Committee has used a third-party compensation consultant.

Compensation Advisors

The Compensation Committee has the authority to retain compensation consultants to advise the Compensation Committee as it deems necessary to carry out its duties. In 2012, the Compensation Committee did not retain any compensation consultants to provide advice on executive compensation.

The following table sets forth the annual and long-term compensation with respect to each person who served as the Company’s Principal Executive Officer (“PEO”) and the Company’s two most highly compensated executive officers other than the PEO, for the year ended December 31, 2012.

Summary Compensation Table

					All
					Other
				Options	Compen-
		Salary	Bonus	Awards	sation	TOTAL
Name	Years	($)	($)	($)(1)	($)(2)	($)
Matthew E. Oakes President, Chief Executive Officer, (PEO)(3)	2012	$275,000	$42,020	$223,200	$27,000	$567,220
	2011	$218,750	$50,000	$15,525	$10,650	$294,925

Arnold Leap EVP Channel Sales, Chief Technology Officer	2012	$200,000	$16,000	$8,550	$38,833	$263,383
	2011	$208,333	$5,000	$–	$9,600	$222,933

Jeff Yesner Chief Financial Officer(4)	2012	$7,708	$–	$26,800	$–	$34,508

Sandra Wallace (VP Finance and Former Chief Financial Officer)(5)	2012	$160,000	$–	$22,800	$–	$182,800
	2011	$44,923	$4,000	$–	$–	$48,923

1.
This represents the fair value of the award as of the grant date in accordance with FASB ASC Topic 718.  See assumptions used in determining the fair value in Note 6 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

2.	All other compensation includes the following for each of the executives:
-	Mr. Oakes: In 2012, amount was for a corporate apartment valued at $27,000. In 2011, amount was for a car allowance including insurance valued at $10,650.
-	Mr. Leap: In 2012, amount was for commissions of $29,233 and a car allowance including insurance of $9,600. In 2011, amount was for a car allowance including insurance of $9,600.
3.	Mr. Oakes was appointed Chief Executive Officer on May 25, 2011 and President on March 18, 2009. Mr. Oakes does not receive compensation for his service as a director of the Company.
4.	Mr. Yesner was appointed Chief Financial Officer, Secretary and Treasurer on December 17, 2012.
5.
Ms. Wallace was appointed Vice President Finance and Acting Chief Financial Officer on September 21, 2011 and resigned on December 17, 2012.  All of the options awarded to Ms. Wallace were forfeited in 2012.

Employment Agreements

The Company has an employment agreement with Mr. Oakes, our Chief Executive Officer and President, for a two-year term effective January 1, 2012 through December 31, 2013.  The agreement provides for a base salary of $22,917 per month, annual incentive bonuses based on the Company’s performance in achieving prescribed revenue and EBIT targets, and discretionary bonuses.  The agreement further provides for a January 1, 2012 grant of options to purchase an aggregate of 360,000 shares of common stock of the Company, at an exercise price of $1.15 per share, 90,000 of such options vested on the twelve-month anniversary of the date of grant and the remaining options will vest in equal monthly installments beginning on the thirteen-month anniversary of the date of grant and concluding on the four-year anniversary of the date of grant.  In addition, the Company agreed to reimburse Mr. Oakes for up to $25,000 of expenses incurred in connection with his relocation to the Company’s headquarters in Fort Lauderdale, Florida.  The agreement also provides for reimbursement of certain out-of-pocket expenses and certain severance benefits in the event of termination prior to the expiration date.  If Mr. Oakes is terminated without cause or resigns from employment for “good reason” (as defined within Mr. Oakes’ employment agreement), he would receive one-year of base salary and COBRA coverage at our expense for the number of months he receives severance payments.

On April 5, 2012, the Compensation Committee of the Board of Directors agreed that the Company would continue to make lease payments on the corporate apartment located in Ft. Lauderdale, Florida and utilized by Mr. Oakes, through the date of termination of such lease, which was extended to May 2013, in lieu of the Company’s reimbursement of up to $25,000 of relocation expenses as originally provided in the Agreement.

Equity Compensation Plan Information

We maintain various stock plans under which options vest and shares are awarded at the discretion of our Board of Directors or its Compensation Committee.  The purchase price of the shares under the plans and the shares subject to each option granted is not less than the fair market value on the date of the grant.  The term of each option is generally five years and is determined at the time of the grant by our Board of Directors or the Compensation Committee.  The participants in these plans are officers, directors, employees and consultants of the Company and its affiliates.

The Company has three plans under which stock options are currently outstanding or pursuant to which stock options may be granted, the 2003 Stock Option/Stock Issuance Plan, the 2003-A Stock Option/Stock Issuance Plan and the 2004 Stock Option/Stock Issuance Plan.  The terms of each of the plans are substantially the same.

Options granted under each plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code or non-qualified stock options.  Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of the grant.  Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of the market value at the date of the grant.  The nature and terms of the options to be granted are determined at the date of the grant by the Compensation Committee of the Board of Directors.  Stock options granted under the plan may become exercisable in one or more installments in the manner and at the time or times specified by the committee.  Options granted under the plan expire not later than five years from the date of grant.

The following table summarizes certain information concerning each of the plans.

Plan	Expiration	Original Number of Shares	Options Granted, Net of Forfeitures During 2012	Options Outstanding at December 31, 2012	Shares Available for Grant at December 31, 2012
2003 Plan	April 1, 2013	725,000	—	—	278,352
2003-A Plan	April 1, 2013	975,000	480,000	480,000	37,325
2004 Plan	August 20, 2014	1,200,000	315,000	425,500	79,928

The following table provides information concerning outstanding options, unvested stock and equity incentive plan awards for the named executives as of December 31, 2012:

	Option Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable		Number of Securities Underlying Unexercised Options - Unexercisable		Equity Incentive Plan Awards: Number of Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Matthew E. Oakes	22,500	(1)	--		--	$1.15	08/16/2016
Matthew E. Oakes	--		360,000	(2)	--	$1.15	01/01/2017
Jeff Yesner	--		40,000	(3)	--	$1.15	12/17/2017
Arnold Leap	--		15,000	(4)	--	$1.15	05/21/2017

(1)	These options were fully vested on December 31, 2011.
(2)	These options vest over a four-year period with: (i) 90,000 vesting on January 1, 2013, and (ii) 7,500 vesting each month over a 36-month period from February 1, 2013 through January 1, 2016.
(3)
These options vest over a four-year period with: (i) 10,000 vesting on December 17, 2013, (ii) 833 vesting each month over a 35-month period from January 17, 2014 through November 17, 2016, and (iii) 845 vesting December 17, 2016.

(4)
These options vest over a four-year period with: (i) 3,750 vesting on May 21, 2013, (ii) 312 vesting each month over a 35-month period from June 21, 2013 through April 21, 2016, and 330 vesting May 21, 2016.

Potential Payments upon Termination or Change-in-Control

The employment agreement with Mr. Oakes provides that upon termination by the Company without cause or by the executive for good reason, in each case as defined in Mr. Oakes’ employment agreement, the executive will be entitled to (i) his base salary through the date of termination, (ii) immediate vesting of all Company stock options, restricted stock and other outstanding equity awards, (iii) a lump sum cash payment equal to the executive’s annual base salary at the date of termination multiplied by a payment factor of 1.3, (iv) a lump sum cash payment equal to twelve months of COBRA coverage, (v) any unpaid annual bonus with respect to any completed fiscal year, and (vi) certain other accrued obligations, including without limitation unreimbursed business expenses.

In the event of termination of the executive’s employment due to the executive’s death or disability, we have agreed to pay the executive, or his estate, (i) his base salary through the date of termination, (ii) any unpaid annual bonus with respect to any completed fiscal year, (iii) certain other accrued obligations, and (iv) a pro rata bonus for the year of termination.  In addition, all of the executive’s stock options, restricted stock and other outstanding equity based awards shall immediately vest upon termination of the executive’s employment due to the executive’s death or disability.

The table below sets forth the payments and other benefits that would be provided to Mr. Oakes upon termination of his employment by the Company without cause, by the executive for good reason or due to death or disability. We have assumed a termination date as of the end of the day on December 31, 2012 and used a price of $0.82 per share, which was the closing price of our common stock on such date for purposes of the calculations set forth in the table below:

Executive Severance Payments

Name	Cash Severance Payments upon Termination by Executive for Good Reason or by Company Without Cause	Cash Severance Payments upon Death or Disability	Value of Accelerated Vesting upon Termination
Matthew E. Oakes	$281,384	$--	$	--(1)

(1)
Mr. Oakes has 382,500 options outstanding.  22,500 were granted at an exercise price of $1.15 and were fully vested as of December 31, 2012.  360,000 of such options were granted at an exercise price of $1.15, with 90,000 of such options vesting on January 1, 2013 and 7,500 vesting over a 36-month period from February 1, 2013 through January 1, 2016.  Since the price of our common stock on December 31, 2012 was below the option exercise price, no value was prescribed to the accelerated vesting of the option grant of 360,000 upon termination.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

From the beginning of our last fiscal year through the date of this Proxy Statement, there have not been any transactions, and there are currently no proposed transactions, in which the amount involved exceeded $120,000 or one percent of the average of the Company’s total assets at year end for the two most recently completed fiscal years to which the Company was or is to be a participant and in which any executive officer, director, nominee for director, beneficial owner of more than 5% of the Company’s common stock or any member of their respective immediate families had or will have a direct or indirect material interest, except as described above under “Employment Agreements.”

Limitation on Liability of Officers and Directors

We have entered into indemnification agreements with each of our current officers and directors pursuant to which we have agreed, among other things, to indemnify these officers and directors to the fullest extent permitted by Delaware law.

AUDIT COMMITTEE REPORT

This is a report of the Audit Committee of our Board.  This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act and shall not otherwise be deemed to be filed under either such Act.

While management has the primary responsibility for preparation of the financial statements and the reporting process, including our systems of internal controls, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

The Audit Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2012 with Marcum LLP, the Company’s independent auditors who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States.  The Audit Committee reviewed and discussed with Marcum LLP its judgments as to the quality, and not just the acceptability, of the Company’s accounting principles and such other matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, “Communication With Audit Committees,” as adopted by the Public Company Accounting Oversight Board.  The Audit Committee has also received and reviewed the written disclosures and the letter from Marcum LLP required by the applicable rules of the Public Company Accounting Oversight Board regarding the communications of Marcum LLP with the Audit Committee concerning independence, and has discussed with Marcum LLP its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

The Audit Committee has also reviewed and discussed the fees paid to Marcum LLP during the last fiscal year for audit and non-audit services, which are set forth below under “Audit Fees” and “Audit Related Fees”, and has considered whether the provision of the non-audit services is compatible with maintaining Marcum LLP’s independence and concluded that it is.

Respectfully submitted,

The Audit Committee
John J. Murabito (Chairman)
Paul Lisiak
Craig W. Thomas

PROPOSAL TWO

PROPOSAL FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, upon the recommendation of the Audit Committee, recommends that the stockholders ratify the appointment of Marcum, LLP as the Company’s independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2013.

Representatives of Marcum LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

The following is a summary of the aggregate fees for professional services rendered to us by Marcum LLP, our independent auditors, for the fiscal years ended December 31, 2012 and 2011:

	2012	2011
Audit Fees (1)	$130,000	$147,110
Audit Related Fees	–	–
Tax Fees (2)	12,000	7,500
All Other Fees	–	–

(1)
Audit Fees in 2012 and 2011 consisted of aggregate fees billed and to be billed for professional services rendered for the audit of our annual financial statements, review of the interim financial statements included in quarterly reports, and consents issued in connection with registration statements or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements.

(2)
Tax Fees in 2012 consisted of the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning, including fees related to the preparation of federal and state income tax returns.

The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.

The Audit Committee has adopted an auditor pre-approval policy which sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories: audit, audit-related, tax services or, to the extent permitted by law, other services that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best positioned to provide the most cost effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

PROPOSAL THREE

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUITVE OFFICERS

Section 14A of the Exchange Act provides Company’s stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.  Pursuant to Section 14A of the Exchange Act, the Company is presenting the following “say-on-pay” proposal, which gives stockholders the opportunity to approve the Company’s compensation for its named executive officers as disclosed pursuant to Item 402(m) through (q) of Regulation S−K by voting for or against the resolution set forth below:

“RESOLVED, that the stockholders of the Direct Insite Corp. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402(m) through (q) of Regulation S-K, including the tabular disclosure regarding such compensation and the accompanying narrative discussion, set forth in the Company’s 2013 Proxy Statement.”

While our Board intends to carefully consider the stockholder vote resulting from this proposal, the final vote will not be binding on the Company and is advisory in nature.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR

APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Company is providing stockholders with an advisory vote on the frequency with which the Company’s stockholders will have an advisory vote on executive compensation provided for in Proposal Three above, commonly known as the say-on-pay vote, and required by Section 14A of the Exchange Act.

The advisory vote on the frequency of the say-on-pay vote is a non-binding vote on how often the say-on-pay vote should occur.  Stockholders may select from the following four options: (i) one year; (ii) two years; (iii) three years; or (iv) abstain from voting.

The Board believes a frequency of once every three years is the optimal frequency for the say-on-pay vote for a number of reasons including:

•	Our compensation program does not encourage significant risk taking that might create adverse consequences for the Company;
•	A longer frequency is consistent with long-term compensation objectives; and
•
Our compensation programs are designed to reward and incentivize long-term performance and a triennial vote allows for changes to the Company’s compensation programs to be functioning for an ample period to evaluate whether the changes were effective.

Stockholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders of Direct Insite Corp. determine, on an advisory basis, that the frequency with which the stockholders of the Company shall have an advisory vote on the compensation of the Company’s named executive officers set forth in the Company’s proxy statement is:

Choice 1 – every year;
Choice 2 – every two years;
Choice 3 – every three years; or
Choice 4 – abstain from voting.

Although this advisory vote on the frequency of the say-on-pay vote is not binding on the Company’s Board or Compensation Committee, the Board and the Compensation Committee will consider the result of this vote when determining the frequency of future say-on-pay votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS EVERY THREE YEARS.

MISCELLANEOUS INFORMATION

As of the date of this Proxy Statement, the Board does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in regard thereto in accordance with their judgment.

We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and regular employees may solicit proxies by telephone or personal interview. We may also request brokerage houses and other custodians and nominees and fiduciaries to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to such beneficial owners.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if the shares are registered in your name.  We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.  You can notify us by sending a written request to Investor Relations, Direct Insite Corp., 500 East Broward Boulevard, Suite 1550, Ft. Lauderdale, FL 33394 or call us at (631) 873-2900 if (i) you wish to receive a separate copy of an annual report or proxy statement for this meeting; (ii) you would like to receive separate copies of those materials for future meetings; or (iii) you are sharing an address and you wish to request delivery of a single copy of annual reports or proxy statements if you are now receiving multiple copies of annual reports or proxy statements.

Communications with Directors

Stockholders and other interested parties desiring to communicate directly with the Board, with the non-management directors individually or as a group, or with any individual director may do so in writing addressed to the intended recipient(s), c/o the Corporate Secretary, Direct Insite Corp., 500 East Broward Boulevard, Suite 1550, Ft. Lauderdale, FL 33394.  Once the communication is received by the Corporate Secretary, the Corporate Secretary reviews the communication.  Communications that comprise advertisements, solicitations for business, requests for employment, requests for contributions or other inappropriate material will not be forwarded to the Board or our directors.  Other communications are promptly forwarded to the addressee.

Stockholder Proposals for 2014 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals intended to be presented at the 2014 Annual Meeting of Stockholders must be received at our principal office not later than December 16, 2013 to be included in the proxy statement for that meeting.

If a stockholder intends to present a proposal for consideration at the 2014 Annual Meeting outside of the processes of Rule 14a-8 under the Exchange Act, we must receive notice of such proposal at our principal office by March 1, 2014, or such notice will be considered untimely under Rule 14a-4(c)(1) of the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal in our proxy statement.

The deadlines described above are calculated by reference to the mailing date of the proxy materials for this year’s Annual Meeting.  If the Board changes the date of the 2014 Annual Meeting by more than 30 days, the Board will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice in our Annual Report on Form 10-K, our quarterly reports on Form 10-Q, a current report on Form 8-K or by any other means reasonably calculated to inform stockholders.

By Order of the Board of Directors,
PHILIP SUMME
Chairman

Dated:	April 15, 2013
Ft. Lauderdale, Florida